EXHIBIT (7)

                         AGREEMENT AND PLAN OF MERGER



                                BY AND BETWEEN



                           COLLECTIVE BANCORP, INC.,



                                  CBAC CORP.


                                      AND


                          CONTINENTAL BANCORPORATION



                     Dated as of the 21st day of May, 1996











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                               TABLE OF CONTENTS
                                                                          Page

                                   ARTICLE I
                                  THE MERGER

Section 1.01  Structure of the Merger......................................  1
Section 1.02  Effect on Outstanding Shares.................................  2
Section 1.03  Exchange Procedures..........................................  2
Section 1.04  Options......................................................  4
Section 1.05  Secondary Merger.............................................  4
Section 1.06   Modification of Structure...................................  4

                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES

Section 2.01  Representations and Warranties of the Seller.................  4
Section 2.02  Representations and Warranties of the Purchaser and
                                        Acquisition Corp................... 18

                                  ARTICLE III
                          CONDUCT PENDING THE MERGER

Section 3.01  Conduct of the Seller's Business Prior to the Effective Time. 22
Section 3.02  Forbearance by the Seller.................................... 23
Section 3.03  Conduct of the Purchaser's  Business Prior to the Effective
                                        Time............................... 27


                                  ARTICLE IV
                                   COVENANTS

Section 4.01  No Solicitation.............................................. 27
Section 4.02  Certain Policies of the Seller; Balance Sheet................ 28
Section 4.03  Access and Information....................................... 29
Section 4.04  Certain Filings, Consents and Arrangements................... 30
Section 4.05  Additional Agreements........................................ 31
Section 4.06  Publicity.................................................... 31
Section 4.07  Notification of Certain Matters.............................. 31
Section 4.08  Indemnification.............................................. 32
Section 4.09  Shareholders' Meeting........................................ 33
Section 4.10  Proxy Statement.............................................. 33
Section 4.11  Stock Option Agreement....................................... 34
Section 4.12  Dissenters' Rights........................................... 34
Section 4.13  Operating Transition..........................................34

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                                   ARTICLE V
                          CONDITIONS TO CONSUMMATION

Section 5.01 Conditions to Each Party's Obligations........................ 34
Section 5.02  Conditions to the Obligations of the Purchaser under this
                                   Agreement............................... 35
Section 5.03  Conditions to the Obligations of the Seller.................. 37


                                  ARTICLE VI
                                  TERMINATION

Section 6.01  Termination.................................................. 39
Section 6.02  Effect of Termination. .......................................40


                                  ARTICLE VII

                  CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME

Section 7.01  Effective Date and Effective Time............................ 40
Section 7.02  Deliveries at the Closing.................................... 41


                                 ARTICLE VIII
                                 OTHER MATTERS

Section 8.01  Certain Definitions; Interpretation.......................... 41
Section 8.02  Non-Survival of Representations, Warranties, Covenants and
                                       Agreements.......................... 41
Section 8.03  Amendment.................................................... 41
Section 8.04  Waiver....................................................... 41
Section 8.05  Counterparts................................................. 42
Section 8.06  Governing Law................................................ 42
Section 8.07  Expenses..................................................... 42
Section 8.08  Notices...................................................... 42
Section 8.09  Entire Agreement; Etc........................................ 43
Section 8.10  Assignment................................................... 43
Section 8.11  Schedules Not Admissions..................................... 44

List of Exhibits

Exhibit A   Plan of Merger
Exhibit B   Stock Option Agreement

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      This is an AGREEMENT AND PLAN OF MERGER,  dated as of the 21st day of May,
1996 (this "Agreement"), by and among COLLECTIVE BANCORP, INC., a Delaware corporation (the "Purchaser"), CBAC CORP., a Delaware corporation and a wholly owned subsidiary of the Purchaser (the "Acquisition Corp."), and CONTINENTAL BANCORPORATION, a New Jersey chartered corporation (the "Seller").

                            INTRODUCTORY STATEMENT

      The Boards of Directors of the Purchaser, the Acquisition Corp. and the Seller have approved, and deem it advisable and in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein.

      The Purchaser, the Acquisition Corp. and the Seller desire to make certain representations, warranties and agreements in connection with the business combination transaction provided for herein and to prescribe various conditions to such transaction.

      In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:


                                   ARTICLE I

                                  THE MERGER

      Section 1.01 Structure of the Merger. On the Effective Date (as defined in
Section 7.01), Acquisition Corp. shall merge (the "Merger") with and into the Seller pursuant to a Plan of Merger substantially in the form attached as Exhibit A and which qualifies as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended; the separate existence of Acquisition Corp. shall cease; Seller shall be the surviving corporation in the Merger (the "Surviving Corporation") and a wholly owned subsidiary of Purchaser; and all of the property (real, personal and mixed), rights, powers and duties and obligations of Acquisition Corp. shall be taken and deemed to be transferred to and vested in Seller, as the Surviving Corporation in the Merger, without further act or deed; all in accordance with the applicable laws of the State of Delaware and, to the extent applicable, the laws of the State of New Jersey. At the Effective Time (as defined in Section 7.01), the Certificate of
Incorporation and Bylaws of the Seller shall be amended in their entirety to conform to the Certificate of Incorporation and Bylaws of Acquisition Corp. in effect immediately prior to the Effective Time and shall become the Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, the directors and officers of Acquisition Corp. shall become the directors and officers of the Surviving Corporation.



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      Section 1.02  Effect on Outstanding Shares.

      (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of the Seller's common stock, par value $2.00 per share (the "Seller Common Stock") issued and outstanding at the Effective Time, other than (i) shares held directly or indirectly by the Purchaser (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) (ii) shares held as treasury stock of the Seller
(iii) shares underlying unexercised stock options and (iv) shares as to which dissenters' rights have been asserted and duly perfected in accordance with the provisions of the laws of the State of New Jersey, shall become and be converted into the right to receive $5.00 in cash without interest (the "Merger Consideration"). As of the Effective Time, each share of Seller Common Stock held directly or indirectly by the Purchaser (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), each share of Seller Common Stock held as treasury stock of the Seller, other than shares underlying unexercised stock options and shares as to which dissenters' rights have been asserted and duly perfected in accordance with the provisions of the laws of the State of New Jersey, shall be cancelled and retired and cease to exist, and no exchange or payment shall be made with respect thereto. Each option to purchase Seller Common Stock (other than options granted to Purchaser pursuant to the attached Stock Option Agreement identified as Exhibit B) outstanding immediately prior to the Effective Time, shall be cancelled in exchange for the right to receive cash payments as set forth in Section 1.04.

      (b) The shares of common stock of Acquisition Corp. issued and outstanding immediately prior to the Effective Time shall become shares of the Surviving Corporation after the Merger and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation.

      Section 1.03  Exchange Procedures.

      (a) At and after the Effective Time, each certificate previously representing shares of Seller Common Stock (the "Certificate") (except as specifically set forth in Section 1.02) shall represent only the right to receive the Merger Consideration in cash without interest.

      (b) At or before the Effective Time, the Purchaser shall deposit, or shall cause to be deposited, with Midlantic Bank (or such other bank or trust company as selected by the Purchaser and reasonably acceptable to the Seller) as exchange agent (the "Exchange Agent"), for the benefit of the holders of shares of Seller Common Stock, for exchange in accordance with this Section 1.03, an amount of cash sufficient to pay the aggregate Merger Consideration to be paid pursuant to Section 1.02.

      (c) As soon as practicable after the Effective Time, but no later than 10 calendar days after the Effective Time, the Purchaser shall cause the Exchange Agent to mail or deliver to each holder of record of a Certificate or Certificates (other than holders of dissenting shares) the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the

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Exchange Agent,  which shall be in a customary form; and (ii)  instructions  for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of a Certificate or Certificates to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor a check in an amount equal to the product of the Merger Consideration and the number of shares of Seller Common Stock represented by the Certificate or Certificates surrendered pursuant to the provisions hereof, and the Certificate or Certificates so surrendered shall forthwith be cancelled. The Purchaser shall direct the Exchange Agent to make payment of the Merger Consideration with respect to the Certificates so surrendered as soon as practicable and, in any event, within five (5) business days of the receipt of all required documentation. No interest will be paid or accrued on the Merger Consideration. In the event of a transfer of ownership of any shares of Seller Common Stock not registered in the transfer records of the Seller, a check for the Merger Consideration may be issued to the transferee if the Certificate representing such Seller Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the reasonable discretion of the Purchaser and the Exchange Agent, (i) to evidence and effect such transfer and
(ii) to evidence that all applicable stock transfer taxes have been paid.

      (d) From and after the Effective Time, there shall be no transfers on the stock transfer records of the Seller of any shares of Seller Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Purchaser, they shall be cancelled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.03.

      (e) Any portion of the aggregate Merger Consideration or the proceeds of any investments thereof that remains unclaimed by the shareholders of the Seller for 18 months after the Effective Time shall be repaid by the Exchange Agent to the Purchaser. Any shareholders of the Seller who have not theretofore complied with this Section 1.03 shall thereafter look only to the Purchaser for payment of their Merger Consideration deliverable in respect of each share of Seller Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. Notwithstanding the foregoing, none of the Purchaser, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of Seller Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.


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      Section 1.04  Options.

      (a) At the Effective Time, Seller shall pay to each holder of an option which has been granted by the Seller to purchase shares of Seller Common Stock (other than options granted to Purchaser pursuant to the attached Stock Option Agreement identified as Exhibit B) which is outstanding and exercisable but unexercised immediately prior to the Effective Time ("Seller Options"), an amount in cash computed by multiplying (i) any positive difference obtained by subtracting from (x) the per share amount of the Merger Consideration and (y) the per share exercise price applicable to such option by (ii) the number of shares of Seller Common Stock subject to such option, subject, with respect to each such holder, to the receipt by the Purchaser of an acknowledgment from such holder that such payment shall constitute consideration for the termination and cancellation of such option. The Seller agrees to take or cause to be taken all action necessary so that each such option outstanding immediately after the Effective Time as a result of the failure of the holder thereof to deliver the acknowledgment described in the preceding sentence shall be converted into a right to receive the amount described in the preceding sentence.

      Section 1.05 Secondary Merger. The Surviving Corporation and the Purchaser shall enter into a plan of merger (which shall be a plan of complete liquidation and dissolution of the Surviving Corporation for purposes of Sections 332(a) and 337(a) of the Internal Revenue Code of 1986, as amended (the "Code")) pursuant to which the Surviving Corporation will be merged with and into the Purchaser immediately after the Effective Time (the "Secondary Merger"). The documentation relating to the Secondary Merger shall provide that the directors of the Purchaser as the surviving entity of the Secondary Merger shall be all of the respective directors of the Purchaser immediately prior to such merger.


      Section 1.06 Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, Purchaser may elect to modify the structure of the transactions contemplated hereby so long as (i) there are no material adverse federal or state income tax consequences to the Seller and its stockholders or to holders of options to purchase Seller Common Stock as a result of such modification; (ii) the consideration to be paid to holders of Seller Common Stock or Seller Options under this Agreement is not thereby changed in kind or reduced in amount because of such modification; and (iii) such modification will not be likely to delay materially or jeopardize receipt of any required regulatory approvals.


                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

      Section 2.01 Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser and Acquisition Corp. that, except as specifically disclosed in a letter of the Seller delivered to the Purchaser prior to the execution hereof (and making specific reference to the Section or Sections of this Agreement for which an exception is

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taken) (such letter,  as amended from time to time in the manner provided for in
Section 4.07 hereof, the "Disclosure Schedule"):

      (a)   Organization.

            (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Except for the Seller Bank, Seller has no direct subsidiaries. The Seller and each of its Subsidiaries is duly qualified to do business and is in good standing in New Jersey and in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary and where the failure to be so qualified would have a Material Adverse Effect. The minute books of the Seller and each Subsidiary accurately record, in all material respects, all material corporate actions of its stockholders and Board of Directors (including Committees thereof). Prior to the execution of this Agreement, Seller has delivered to Purchaser true and correct copies of the Charter and Bylaws of Seller and of each Subsidiary. The Seller is a registered bank holding company under the Bank Holding Company Act. The Seller and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now conducted and to own, lease and operate its properties. The Seller has the corporate power and authority to execute and deliver this Agreement and the power to consummate the transactions contemplated hereby.

            (ii) Seller Bank is a commercial bank, duly organized, validly existing and in good standing under the laws of the State of New Jersey. Except for Continental Investment Corporation, Seller Bank has no direct or indirect subsidiaries. (Seller Bank and Continental Investment Corporation are sometimes collectively referred to herein as the "Subsidiaries".) The Subsidiaries each have the corporate power and authority to carry on its business as it is now conducted and to own, lease and operate its properties, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary and where the failure to be so qualified would have a Material Adverse Effect.

            (iii) The Seller and the Subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its and their business. The Seller and the Subsidiaries have each conducted its business so as to comply in all material respects with all applicable federal, state and local statutes, ordinances, regulations or rules, and neither the Seller nor any of the Subsidiaries is presently charged with, or, to the Seller's knowledge, under governmental investigation with respect to, any actual or alleged material violations of any statute, ordinance, regulation or rule; and neither the Seller nor either of the Subsidiaries is the subject of any pending or, to the Seller's knowledge, threatened material proceeding by any regulatory authority having jurisdiction over its business, properties or operations.

            (iv) The Disclosure Schedule 2.01(a)(iv) sets forth all of the Subsidiaries of the Seller and all entities (whether corporations, partnerships, or similar organizations), including the corresponding percentage ownership, in which the Seller owns, directly or

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indirectly, 10% or more of the ownership interests ("Subsidiary") as of the date of this Agreement and indicates for each Subsidiary, as of such date, its jurisdiction of organization. Except as set forth in the Disclosure Schedule 2.01(a)(iv), the Seller owns, either directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries. Except for Seller Bank, no Subsidiary of the Seller is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended, and applicable regulations thereunder. All of the shares of capital stock of each of the Subsidiaries held by the Seller or by another Subsidiary of the Seller are fully paid, nonassessable and not subject to any preemptive rights and, except as set forth in the Disclosure Schedule 2.01(a)(iv), are owned by the Seller or a Subsidiary of the Seller free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares so held.

      (b)   Capital Structure.

            (i) The authorized capital stock of the Seller consists of Ten Million (10,000,000) shares of Seller Common Stock, par value $2.00 per share (the "Seller Common Stock") and Five Million (5,000,000) shares of preferred stock (the "Seller Preferred Stock"). As of April 26, 1996: (A) 4,807,561 shares of Seller Common Stock were issued and outstanding, and no shares of Seller Preferred Stock were issued or outstanding, (B) 486,600 shares of Seller Common Stock were reserved for issuance pursuant to stock options, (C) no shares of Seller Preferred Stock were reserved for issuance and (D) 428,125 shares of Seller Common Stock were reserved for issuance to retire the Seller's 11% Convertible Subordinated Debentures (the "Debentures") and (E) 95,153 shares of Seller's Common Stock were held by the Seller in its treasury. All outstanding shares of Seller Common Stock are validly issued, fully paid and nonassessable and not subject to any preemptive rights. The Disclosure Schedule 2.01(b)(i) sets forth a complete and accurate list of all options to purchase Seller Common Stock outstanding, including the dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to option for each grant and a complete list of the outstanding Debentures.

            (ii) As of the date of this Agreement, except for this Agreement and as set forth in the Disclosure Schedule 2.01(b)(i), neither the Seller nor any of its Subsidiaries is a party to or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating the Seller or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of the Seller or any of its Subsidiaries or obligating the Seller or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of the Seller or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Seller or any of its Subsidiaries.

            (iii) To the best of Seller's knowledge, except as declared in Disclosure Schedule 2.01(b)(iii), no person or "group" (as that term is used in Section 13(d)(3) of the

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Securities  Exchange  Act of 1934,  as  amended  (the  "Exchange  Act"))  is the beneficial owner of 5% or more of the outstanding shares of Seller Common Stock.

      (c) Authority. The Seller has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the requisite vote of the shareholders of the Seller and approval of regulators, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and, assuming due execution and delivery by each of the Purchaser and the Acquisition Corp., constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (including without limitation specific performance), whether applied in a court of law or a court of equity.

      (d) Shareholder Approvals. The Board of Directors of the Seller has directed that this Agreement and the transactions contemplated hereby be submitted to the Seller's shareholders for approval at a meeting of such shareholders and, except for adoption of this Agreement by the requisite vote of the Seller's shareholders, no other corporate proceedings on the part of theSeller are necessary to approve this Agreement and to consummate the transactions contemplated hereby. The approval of the majority of the shares of Seller Common Stock present and voting at a duly called meeting of the shareholders is required for approval of this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of the Seller has received the written opinion of Berwind Financial Group, LP, to the effect that the Merger Consideration to be received by the shareholders of the Seller is fair, from a financial point of view, to such shareholders.

      (e) No Violations. Subject to approval of this Agreement by the regulatory agencies referred to in Section 2.01(g)(ii), the execution, delivery and performance of this Agreement by the Seller do not, and the consummation of the transactions contemplated hereby by the Seller will not, constitute (i) a breach or violation of, or a default under, any law, including any Environmental Law (as defined in Section 2.01(s)), rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Seller or any Subsidiary of the Seller or to which the Seller or any of its Subsidiaries (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the certificate or articles of incorporation or Bylaws of the Seller or any Subsidiary of the Seller or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance (a "Lien") upon any of the properties or assets of the Seller or any Subsidiary of the Seller under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Seller or any Subsidiary of the Seller is a party, or to which any of their respective properties or assets may be bound or affected.

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      (f)  Consents.  Except  as set forth in  Disclosure  Schedule  2.01(f)  or referred to herein or in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the
Bank Holding Company Act, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the Home Owners' Loan Act of 1933, as amended (the "HOLA"), the Bank Merger Act, as amended (the "BMA"), N.J.S.A. 17:9A-344, et seq., (the "NJSA"), the rules and regulations of the Office of Thrift Supervision (the "OTS"), and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority or any other party is necessary for the consummation by the Seller of the Merger or the other transactions contemplated by this Merger Agreement.

      (g)   Reports.

            (i) As of their respective dates, neither the Seller's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, nor any other document filed subsequent to December 31, 1991, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, each in the form (including any documents specifically incorporated by reference therein) filed with the Securities and Exchange Commission (collectively, the "Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided, however, that Seller's amendment of any Reports, in and of itself, in response to SEC comments will not be violative of this section. Each of the balance sheets of the Seller or its Subsidiaries contained or specifically incorporated by reference in the Seller's Reports (including in each case any related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of income and of changes in shareholders' equity and of cash flows of the Seller or its Subsidiaries, contained or specifically incorporated by reference in its Reports (including in each case any related notes and schedules) (collectively the "Financial Statements"), fairly presented the results of operations, shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

            (ii) The Seller and each of its Subsidiaries have each filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1993 with (A) the SEC, (B) the Federal Deposit Insurance Corporation (the "FDIC"), (C) the Department of Banking and Insurance of the State of New Jersey (the "Department") or other banking regulatory authority (collectively, the "Regulatory Agencies") and (E) the National Association of Securities Dealers, Inc. and any other self-regulatory organization ("SRO"), and have paid all fees and assessments due and payable in connection therewith, except for those fees and assessments that would not be material.

      (h) Absence of Certain Changes or Events. From December 31, 1995, to the date hereof: (i) the Seller and its Subsidiaries have not, except as set forth in the Disclosure Schedule 2.01(h), incurred any material liability, other than in the ordinary course of their business consistent with past practice, and (ii) there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on the Seller. "Material Adverse Effect," with respect to a person, means a material adverse effect upon the business, assets, financial condition or results of operations, in each case, of the Seller or its Subsidiaries, either individually or taken as a whole, except for any material adverse effect caused by any change occurring after the date hereof in any federal or state law rule or regulation or in GAAP, which change affects state-chartered commercial banks generally and except that any changes in the aggregate value of the securities or loan portfolios held by the Seller or Seller Bank or by Purchaser as of the date hereof as a result of changes in generally prevailing market interest rates shall not be deemed a Material Adverse Effect.

      (i) Business of Seller. Since December 31, 1995, Seller has conducted its business only in the ordinary course. For purposes of the foregoing, Seller has not, since December 31, 1995, controlled expenses through (i) elimination of employee benefits, (ii) deferral of routine maintenance of real property or leased premises, (iii) elimination of reserves where the liability related to such reserve has remained, (iv) reduction of capital improvements from previous levels, (v) failure to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in the business of Seller, (vi) capitalized loan production expenses other than in accordance with Statement of Financial Accounting Standard No. 91, or (vii) extraordinary reduction or deferral of ordinary or necessary expenses.

      (j) Taxes. All federal, state, local and foreign tax returns, as defined below, required to be filed by or on behalf of the Seller or any of its Subsidiaries have been duly and timely filed or requests for extensions have been timely filed (and any such extension shall have been granted and not have expired). All taxes, as defined below, shown on such returns, and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on the Seller's balance sheet as of December 31, 1995 (in accordance with GAAP). Since January 1, 1991, there has been no audit or examination of the Seller by the Internal Revenue Service ort an audit or examination of the Seller by the applicable taxing authority of the State of New Jersey. As of the date of this Agreement, there is no audit examination, deficiency, claim or assessment, or refund litigation with respect to any taxes of the Seller or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect on the Seller, and no claim or assessment has been made by any authority in a jurisdiction where the Seller or any of its Subsidiaries do not file tax returns and the Seller or any such Subsidiary is subject to taxation. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to the Seller or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on the Seller's balance sheet as of December 31, 1995 (in accordance with GAAP). Except as set forth in Disclosure Schedule 2.01(j), the Seller and its Subsidiaries have complied with the Tax

Identification Number reporting requirements and have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Except as set forth in Disclosure
Schedule 2.01(j), the Seller and each of its Subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and the Seller and each of its Subsidiaries have timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements, except in each case for such failure to withhold, pay or comply that would not, individually or in the aggregate, result in a Material Adverse Effect on the Seller.

      "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local, or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. "Tax Return" shall mean any return, report, information return or other documents (including any related or supporting information) with respect to Taxes.

      (k) Absence of Claims. Except as set forth in Disclosure Schedule 2.01(k), Seller is not a party to any pending litigation, legal, administrative, arbitration or other proceeding, claims, actions, investigations or inquiries or controversy before any court or governmental agency ("Claim"), and Seller is not aware of any pending Claim against Seller, any of its Subsidiaries, or to which Seller or any of its Subsidiaries' assets are subject, in either case which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Seller or to materially hinder or delay consummation of the transactions contemplated hereby, and, to the Seller's knowledge, no such Claim has been threatened.

      (l)  Absence  of  Regulatory  Actions.  Except as set forth in  Disclosure
Schedule 2.01(l), neither the Seller nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar written undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Regulatory Agency") nor has it been advised by any Regulatory Agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar written undertaking. In connection with the most recent examinations of the Seller and/or Seller Bank, Seller and Seller Bank have not been informed or ordered by any Regulatory Agency, whether by written communication or otherwise, to amend or change in any material way Seller's or Seller Bank's Reports, accounting methods, methods of operation, or business practices, or to classify any loans not previously classified or to charge-off any loans, or increase Seller Bank's allowance for loan losses, or to take or discontinue any activity or action.

      (m)   Agreements.

            (i) Except for this  Agreement and except as disclosed in Disclosure
Schedule 2.01(m)(i), neither the Seller nor any of its Subsidiaries is a party to a written or, to the Seller's knowledge, oral (A) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business and customary real estate brokerage commissions in connection with the sale of REO) not terminable on thirty (30) days' or less notice, and providing for payments in excess of $5,000 per annum,
(B) agreement with any director, executive officer or other key employee of the Seller or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Seller or any of its Subsidiaries of the nature contemplated by this Agreement, (C) agreement with respect to any director, executive officer or key employee of the Seller or any of its Subsidiaries providing for other than at-will employment, (D) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan, or any other non-qualified compensation plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (E) agreement containing covenants that limit the ability of the Seller or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which or method by which, the Seller (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any Regulatory Agency), (F) agreement which by its terms limits the payment of dividends by Seller or any Subsidiaries, (G) instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Seller or any of its Subsidiaries is an obligor to any person, which instrument evidences or relates to indebtedness (other than deposits, repurchase agreements, bankers acceptances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds") or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Effective Time to Purchaser, or any of Purchaser's subsidiaries; (H) contract (other than this Agreement) limiting the freedom of Seller or Seller Bank to engage in any type of banking or bank-related business permissible under law; (I) contract, plan or arrangement which provides for payments of benefits payable to any participant therein or party thereto, and which might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Code
Section 280G; or (J) agreement for investment banking services or services related to the sale, merger or acquisition of the Seller or its Subsidiaries.

            (ii) All the contracts, plans, arrangements and instruments listed in Disclosure Schedule 2.01(m)(i) are in full force and effect on the date hereof and neither Seller nor, to the knowledge of Seller, any other party to any such contract, plan, arrangement or instrument, has breached any provisions of, or is in material default in any respect under any term of, any such contract, plans, arrangement or instrument. Except as otherwise described in Disclosure Schedule 2.01(m)(ii), no plan, employment agreement, termination agreement, or similar agreement or arrangement to which Seller or any of its Subsidiaries may be liable (i) contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue benefits thereunder; (ii) provides for acceleration in the vesting of benefits thereunder upon the occurrence of a change in ownership or control of Seller or its Subsidiaries; (iii) provides for benefits which may cause the disallowance of a federal income tax deduction under the Code Section 280G; or
(iv) requires Seller or any of its Subsidiaries to provide a benefit in the form of Seller Common Stock or determined by reference to the value of Seller Common Stock.

            (iii) Neither the Seller nor any of its Subsidiaries is in default under or in violation of any provision, and is not aware of any fact or circumstance that has been or could be alleged to constitute a material default or violation, of any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

            (iv) Disclosure Schedule 2.01(m)(iv) contains all contracts relating to data processing services. Under such disclosed contracts, Seller shall give no notice of termination unless there has been prior written approval by the Purchaser.

      (n) Labor Matters. Neither the Seller nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees. Neither the Seller nor any of its Subsidiaries is the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is the management of the Seller aware of any strike, other labor dispute or organizational effort involving the Seller or any of its Subsidiaries that is pending or threatened.

      (o) Employee Benefit Plans. Disclosure Schedule 2.01(o) contains a complete list of all employee, retiree or director pension, retirement, stock option, stock purchase, restricted stock, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, supplemental income, supplemental retirement, consulting, bonus, group insurance, key executive officer insurance, vacation, sick leave, severance and any other benefit plans, employment contracts (providing termination, change in control, or severance payments), agreements, arrangements, or policies including, but not limited to, employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto, maintained with respect to any present or former directors, officers, or other employees of the Seller or any of its Subsidiaries (hereinafter referred to collectively as the "Employee Plans"). All of the Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; neither the Seller nor any of its Subsidiaries has engaged in a prohibited transaction (as defined in Section 406 of ERISA or
Section 4975 of the Code) with respect to any Employee Plan which is likely to result in any material penalties or taxes to the Seller or its Subsidiaries under Section 502(i) of ERISA or Section 4975 of the Code. No material liability to the Pension Benefit Guaranty Corporation has been incurred and, except as described on Disclosure Schedule 2.01(o), there exists no fact or circumstance which would cause the Seller to expect to incur any such liability with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in
Section 4001(a)(15) of ERISA) currently or formerly maintained by the Seller or any entity which is considered one employer with the Seller under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Except as described on Disclosure Schedule 2.01(o), no Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the date hereof; the present value of the "benefit liabilities" (as defined in
Section 4001(a)(16) of ERISA) under each Pension Plan as of the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan as of the date hereof does not exceed the fair market value of the assets of such Pension Plan, and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan within the 12-month period ending on the date hereof. Neither the Seller nor any Subsidiary of the Seller has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Neither the Seller, its Subsidiaries, nor any ERISA Affiliate currently contributes or, since December 31, 1988, has contributed to any multiemployer plan, as defined in Section 3(37) of ERISA. Each Employee Plan of the Seller or of any of its Subsidiaries which is an employee "pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the Internal Revenue Service (the "IRS") that the pension benefit plan meets the Tax Reform Act of 1986 and all applicable legislative and regulatory requirements for tax qualification that became effective at the time that the determination letter was issued and the Seller and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder in all material respects and any assets of any such Qualified Plan that are not allocated to participants' individual accounts are pledged as security for, and subject to the provisions of Section 4.03(e) of this Agreement may be applied to satisfy, any securities acquisition indebtedness. There is no pending or, to the Seller's knowledge, threatened litigation, administrative action or proceeding relating to any Employee Plan. There has been no announcement or commitment by the Seller or any Subsidiary of the Seller to create an additional Employee Plan, or to amend an Employee Plan except for amendments required by applicable law which materially increase the cost of such Employee Plan and except for any plans or amendments expressly described herein or on Disclosure Schedule 2.01(o); and, except as set forth in Disclosure
Schedule 2.01(o), the Seller and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any Employee Plan (exclusive of any coverage mandated by the Consolidated Omnibus Reconciliation Act of 1986 ("COBRA") that cannot be amended or terminated upon no more than sixty (60) days' notice without incurring any liability thereunder. With respect to each Employee Plan to the extent applicable, the Seller has supplied or will promptly supply to the Purchaser a true and complete copy of (A) the most recent annual report on the applicable form of the Form 5500 series filed with the IRS with all the attachments filed, (B) such Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan. To the extent that any individual plan or arrangement described under this Section 2.01 does not completely meet representations made herein, such plan and its variance from the representation is set out in Disclosure Schedule 2.01(o).

      (p) Title to Assets. Except for the Real Estate Owned ("REO")and except as set forth in Disclosure Schedule 2.01(p), the Seller and each of its Subsidiaries has insurable title (subject only to standard title insurance policy exceptions as determined by customary practices in the area in which such properties are located) to its owned real properties, except for liens, as defined below, or such other defects arising by operation of law or which would not, individually or in the aggregate, have a Material Adverse Effect on the Seller. Seller, as lessee, has the right under valid and existing leases of properties used by Seller in the conduct of its business to occupy and use all such properties that are leased by it as are now occupied and used by it. Liens shall mean any claim, encumbrance, or charge on property for payment of a debt, obligation or duty.



      (q) Fees. Except as set forth in Disclosure Schedule 2.01(q) and other than financial advisory services performed for the Seller by Berwind Financial Group, LP, the terms of which are set forth in Disclosure Schedule 2.01(q), neither the Seller nor any of its Subsidiaries, nor to Seller's knowledge any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Seller or any Subsidiary of the Seller, in connection with this Agreement or the transactions contemplated hereby.

      (r)   Environmental Matters.

            (i) Except as set forth in Disclosure Schedule 2.01(r) with respect to the Seller and each of its Subsidiaries:

                  (A) Each of the Seller and its Subsidiaries, and to the knowledge of the Seller, the Properties (as defined below) are, and have been, in substantial compliance with all applicable Environmental Laws (as defined below);

                  (B) There is no judicial or administrative proceeding pending or, to the knowledge of the Seller, threatened against it or any of its Subsidiaries (x) for alleged noncompliance (including by any predecessor) with, or liability under, any applicable Environmental Law or (y) relating to the Release (defined below) into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries;

                  (C) There is no judicial or administrative proceeding pending or to the knowledge of the Seller threatened against the Seller or any of its Subsidiaries in respect of any Property (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the Release into the environment of any Hazardous Material whether or not occurring at or on such Property;

                  (D) To the knowledge of Seller, the properties currently or , formerly owned or operated by the Seller or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on or under such properties, and buildings thereon or, to the knowledge of the Seller, (without having done any independent investigation) adjacent to such properties) do not contain any Hazardous Material other than as permitted under applicable Environmental Law;

                  (E) None of the Seller or any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state or local governmental entity or any third party relating to a Release or a threatened Release of Hazardous Materials or Remediation (defined below) thereof or indicating that it may be in violation of, or liable under, any applicable Environment Law;

                  (F) To the knowledge of the Seller, during the period of its or any of its Subsidiaries' ownership or operation of any of their respective current properties, or its or any of its Subsidiaries' holding of a security interest in a Property, there has been no Release of Hazardous Material in, on, under, or to the knowledge of the Seller, affecting or migrating to such properties. To the knowledge of the Seller prior to the period of (A) the Seller's or any of its Subsidiaries' ownership or operation of any of their respective current properties, or (B) the Seller's or any of its Subsidiaries' holding of a security interest in a Property, there was no Release of Hazardous Material in, on, under, affecting or migrating to any such property; and

                  (G) None of the Seller or its Subsidiaries participates in the management of a Loan Property within the meaning of 40 C.F.R. ss.300.1100(c)
(1993).

            (ii) The following definitions apply for purposes of this Section 2.01(r): (a) "Property" means any property owned by the Seller (or any of its Subsidiaries) or any property in which the Seller (or any of its Subsidiaries) has an interest or with respect to which it holds a security interest, including real estate owned ("REO") by the Seller, the branches or offices of the Seller or its Subsidiaries, REO owned by any Subsidiary and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (b) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive,  executive or administrative order,  judgment,  decree or injunction,
(A) relating to the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to employee health or safety, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect, including all judicial or legally binding administrative interpretations of Environmental Laws or applicable regulations. The term "Environmental Law" includes, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Authorization Act, the Federal Water Pollution Control Act of 1972, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Solid Waste Disposal Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Occupational Safety and Health Act of 1970, the Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the National Environmental Policy Act, or any so-called "Superfund" or "Superlien" law, each as amended and as now in effect, and (ii) any present federal, state and local laws, statutes, ordinances, rules or regulations conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property or requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Loan Property to any governmental authority or other person or entity, in connection with transfer of title to or interest in property; (c) "Hazardous Material" means any substance (whether solid, liquid or gas) which is listed, defined, designated or classified as hazardous, toxic or radioactive or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, extremely hazardous wastes, or words of similar meanings or regulatory effect under any applicable Environmental Laws, including, but not limited to, oil or petroleum or any fraction thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl; (d) "Release of any Hazardous Material" means any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, dumping or disposing of Hazardous Materials; and (e) "Remediation" means but is not limited to, any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, any actions to prevent, cure or mitigate any Release of Hazardous Materials, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation in each case relating to a Release or threatened Release of any Hazardous Materials.

      (s) Allowance for Loan Losses. In the Seller's reasonable judgment, the allowance for loan losses reflected in the Seller's audited statement of condition at December 31, 1995, was, and the allowance for loan losses shown on the balance sheets in its Reports
                                      16
for periods ending after December 31, 1995, have been and will be, adequate in all material respects, as of the dates thereof, under generally accepted accounting principles applicable to commercial banks and no Regulatory Agency has required or requested Seller to increase the allowance for loan losses for such periods. The Seller has disclosed to the Purchaser in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of the Seller and its Subsidiaries that have been classified as of December 31, 1995, as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," or words of similar import. From and after the date hereof, the Seller promptly will provide the Purchaser with a copy of each quarterly classified asset report it provides to its Board of Directors. The REO included in any non-performing assets of the Seller or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value. Except as set forth in Disclosure Schedule 2.01(t), the Seller has received and maintains in its records with respect to classified assets and REO with book values (net of reserves) in excess of $50,000 current independent appraisals or current internal appraisals, in either case performed and prepared by a certified appraiser; provided, however, that "current" shall mean within the past 12 months.

      (t) Material Interests of Certain Persons. Except as set forth in Disclosure Schedule 2.01(t), to Seller's knowledge, no officer or director of the Seller, or any associate (as such term is defined in Rule 14a-1(a) under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Seller or any of its Subsidiaries that would be required to be disclosed under the Commission's Regulation S-K. No transaction listed in Disclosure Schedule 2.01(t), is or has been in violation of any applicable rules or regulations of the FDIC, the Department or of any other bank regulatory authority. Each of the transactions set forth in Disclosure Schedule 2.01(t) has been disclosed in Seller's annual proxy statement in accordance with the regulations of the SEC.

      (u) Insurance. The Seller and its Subsidiaries are presently insured, and since December 31, 1993 have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business located in the State of New Jersey would, in accordance with good business practice, customarily be insured. Each policy of insurance maintained by Seller as of the date hereof is set forth in Disclosure Schedule 2.01(u). Seller has not received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be increased.

      (v) Investment Securities. Except for ownership of subsidiary shares and except as set forth in Disclosure Schedule 2.01(a)(iv), the Seller does not nor do any of its Subsidiaries own or hold any equity securities or any security of or interest in any mutual fund or other similar investment vehicle which invests in equity securities. None of the investments reflected in the consolidated balance sheet of the Seller as of December 31, 1995, and none of such investments with face value of in excess of $100,000 made by it or any of its Subsidiaries since December 31, 1995, is subject to any restriction (contractual or statutory), other than applicable securities laws, that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time, except to the extent any such investments are pledged in the ordinary course of business (including in connection with hedging arrangements or programs or reverse repurchase arrangements) consistent with prudent banking practice to secure obligations of the Seller or any of its Subsidiaries.

      (w) Registration Obligations. Except with respect to the Debentures, neither the Seller nor any of its Subsidiaries is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act.

      (x) Books and Records. The books and records of the Seller and its Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of material events and transactions that should be included therein.

      (y) Corporate Documents. The Seller has delivered to the Purchaser true and complete copies of its Certificate of Incorporation and bylaws, as amended to date, which are currently in full force and effect, and the certificate of incorporation and bylaws of each of its Subsidiaries.

      (z) Community Reinvestment Act Compliance. Seller and Seller Bank are in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, and received a CRA rating of at least satisfactory as of its last examination. As of the date of this Agreement, Seller has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Seller to fail to be in substantial compliance with such provisions.


     Section  2.02   Representations   and   Warranties  of  the  Purchaser  and
Acquisition Corp. The Purchaser and Acquisition Corp. represent and warrant to the Seller that:
      (a)   Corporate Organization and Qualification.

            (i) Purchaser. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a savings and loan holding company duly registered under HOLA.

            (ii) Acquisition Corp. Acquisition Corp. will at the Effective Time be a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Acquisition Corp. will not, prior to the Effective Time, engage in any business other than the transactions contemplated by this Agreement or have any obligations or liabilities other than its obligations hereunder.

     (b) Capital Structure. The authorized capital stock of the Purchaser consists of 37,000,000 shares of common stock, par value $.01 per share ("Purchaser Common Stock"), and 2,500,000 shares of preferred stock, par value $.01 per share (the "Purchaser Preferred Stock"). As of June 30, 1995, 20,356,768 shares of Purchaser Common Stock and no shares of Purchaser Preferred Stock were outstanding. At the Effective Time, all the issued and outstanding capital stock of Acquisition Corp. will be owned by the Purchaser. All outstanding shares of capital stock of the Purchaser is, and at the Effective Time will be, and all outstanding shares of capital stock of Acquisition Corp. at the Effective Time will be, validly issued, fully paid and nonassessable and not subject to any preemptive rights.

      (c) Authority. Each of the Purchaser and the Acquisition Corp. has all requisite corporate power and authority to enter into this Agreement, subject to approval of regulators, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser and the Acquisition Corp. This Agreement has been duly executed and delivered by the Purchaser and the Acquisition Corp., and assuming due execution and delivery by the Seller, constitutes a valid and binding obligation of the Purchaser and the Acquisition Corp., enforceable in accordance with its terms subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (including without limitation specific performance), whether applied in a court of law or a court of equity.

      (d) No Violations. The execution, delivery and performance of this Agreement by the Purchaser or the Acquisition Corp. do not, and the consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Purchaser or the Acquisition Corp. or to which the Purchaser (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the certificate of incorporation, charter or bylaws of the Purchaser, the Acquisition Corp. or any Subsidiary of the foregoing or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Purchaser or the Acquisition Corp. under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Purchaser or the Acquisition Corp. is a party, or to which any of their respective properties or assets may be bound or affected.

      (e) Consents. Except as referred to herein or in connection, or in compliance, with the provisions of the Exchange Act, the BHCA, the HOLA, the BMA, the NJSA, the rules and regulations of the OTS, and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Purchaser, or the Acquisition Corp. of the Merger or the other transactions contemplated by this Agreement.

      (f) Access to Funds. The Purchaser and the Acquisition Corp. on the date hereof have, and at the Effective Time will have, all funds necessary to consummate the Merger and fulfill its obligations under the terms of this Agreement, including without limitation, its obligation to pay the aggregate Merger Consideration and to consummate in a timely manner the transactions contemplated by this Agreement.

      (g) Absence of Claims. No litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against the Purchaser, the Acquisition Corp. or any of their subsidiaries, which is reasonably likely, individually or in the aggregate, to materially hinder or delay consummation of the transactions contemplated hereby, and, to the best of the Purchaser's knowledge, no such litigation, proceeding, controversy, claim or action has been threatened.

      (h) Absence of Regulatory Actions. Neither the Purchaser nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar written undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from any Regulatory Agency, nor has it been advised by any Regulatory Agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar written undertaking which such directive, order, agreement or understanding would materially hinder or delay consummation of the transactions contemplated hereby. Purchaser shall make available to Seller, for review on the premises of the Purchaser, all reports of any Regulatory Agency since June 30, 1993 and any responses thereto.

      (i) Corporate Documents. The Purchaser has delivered to the Seller true and complete copies of the Purchaser's certificate of incorporation, charter and bylaws as amended to date and currently in full force and effect and, prior to the Effective Time, will have delivered to the Seller true and complete copies of the certificate of incorporation, charter and bylaws of Acquisition Corp.

      (j) Financial Statements. Purchaser has previously delivered, or will deliver, to Seller the Purchaser's audited Financial Statements for the year ended June 30, 1995, and the Purchaser's unaudited Financial Statements for the quarter ended March 31, 1995. Once available, Purchaser shall deliver audited financial statements for the year ended June 30, 1996. The Financial Statements of Purchaser have been prepared in conformity in all material respects with GAAP applied on a consistent basis (except for changes, if any, required by GAAP and disclosed therein) throughout the periods covered by such statements, and fairly present in all materials respects the consolidated financial condition, results of operations, stockholders' equity, and cash flows of Purchaser as of and for the periods ending on the dates thereof, except for Purchaser's interim financial statements which are subject to normal year-end adjustments.

      (k) Absence of Knowledge. As of the date hereof, neither the Purchaser nor the Acquisition Corp. knows of any reason why it would be unable to obtain all of the necessary approvals required in order to consummate the transactions contemplated by this Agreement. As of the date of this Agreement, the Purchaser and Acquisition Corp. believe that, in light of its financial condition, it shall be able to obtain all such approvals, without the imposition of any burdensome term or condition.

      (l) Community Reinvestment Act Compliance. The Purchaser's subsidiarybank is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, and received a CRA rating of at least satisfactory as of its last examination. As of the date of this Agreement, the Purchaser's subsidiarybank has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause the Purchaser's subsidiary bank to fail to be in substantial compliance with such provisions.

      (m) OTS Presumptive Disqualifiers. Neither Purchaser, the Acquisition Corp., nor any Affiliate of Purchaser or the Acquisition Corp., including any management official thereof, has engaged in any activity that would give rise to a presumptive disqualifier under 12 C.F.R. Section 574.7(g).

      (n) Permits and Licenses. To the best of Purchaser's knowledge, the Purchaser has all permits, licenses, certificates of authority, orders and approvals and have made all filings, applications and registrations with applicable governmental and regulatory bodies that are required to permit them to carry on their respective businesses as they are presently being conducted and the absence of which could have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereby.

      (o)   Reports.

            (i) As of their respective dates, neither the Purchaser's 10-K for the fiscal year ended June 30, 1995, nor any other Report filed subsequent thereto, each in the form (including any documents specifically incorporated by reference therein) filed with the SEC or the OTS, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets of the Purchaser or its Subsidiaries contained or specifically incorporated by reference in the Purchaser's Reports (including in each case any related notes and schedules) fairly presented the financial position of the entity or entities to which its relates as of its date and each of the Financial Statements fairly presented the results of operations, shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statement, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

            (ii) The Purchaser has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since June 30, 1995, with the Regulatory Agencies, the National Association of Securities Dealers, Inc. and any other SRO, and have paid all fees and assessments due and payable in connection therewith, except for those fees and assessments that would not be material.

      (p) Purchaser's Information. The information relating to Purchaser to be furnished to Seller for inclusion in the proxy statement to be used to solicit shareholder approval of this Agreement and related merger as of the date of such proxy statement and up to the date of the shareholder meeting shall not contain any untrue statement of material fact or omit to state a material fact necessary to make the statement therein not misleading.

      (q) Absence of Certain Changes or Events. From June 30, 1995, to the date hereof: (i) Purchaser has not, except as set forth in Disclosure Schedule 2.02(q), incurred any material liability, other than in the ordinary course of their business consistent with past practice, and (ii) there has not been any condition, event change or occurrence that individually, or in the aggregate, had, or is reasonably like to have, a Material Adverse Effect on the Purchaser.

                                  ARTICLE III

                          CONDUCT PENDING THE MERGER

      Section 3.01 Conduct of the Seller's Business Prior to the Effective Time. Except with the written consent of Purchaser, which consent shall not be unreasonably withheld and which will be provided within 3 calendar days from the date of request, from and after the execution and delivery of this Agreement and until the Effective Time, the Seller and its Subsidiaries will:

      (a) conduct its and their business, maintain its and their properties and operate only in the ordinary course of business consistent with past practices and maintain Seller's Financial Statements and Reports in accordance with GAAP and maintain Seller Bank's Regulatory Reports in accordance with Regulatory Accounting Principles, if applicable;

      (b) conduct its and their business and operate only in accordance with sound banking practices, including charging off all loans required to be charged off by bank regulators and regulations, statutes and sound banking practices as determined by the Boards of Directors of the Seller and the Seller Bank;

      (c) maintain an allowance for loan losses deemed by management of the Seller to be adequate based on past loan loss experience and evaluation of potential losses in current portfolios;

      (d)  remain  in  good  standing  with  all  applicable   bank   regulatory
authorities and preserve each of its and their existing banking locations;

      (e) use their commercially reasonable efforts to maintain and preserve intact its business organization, properties, leases and advantageous business relationships and maintain good relationships with employees, goodwill and business relationships with customers and others;

      (f) maintain in full force and effect all of the insurance policies and bonds covering the directors, officers, employees, properties, businesses and Employee Plans of the Seller and its Subsidiaries;

     (g) consult with the Purchaser prior to acquiring any interest in real property, except in the ordinary course of business

      (h) not knowingly take any action which would materially adversely affect or delay the ability of the Seller, Seller Bank, Purchaser or the Acquisition Corp. to obtain any necessary approvals, consents or waivers of any governmental authority or any other entity required for the transactions contemplated hereby; and

      (i) take such actions in the ordinary course of business consistent with past practices to protect the Seller Bank's deposit base and prevent any excessive withdrawals of deposits, provided, however, Seller Bank shall not pay any interest on deposits which would exceed the maximum amount paid on like accounts with comparable institutions in the Seller Bank's marketplace.

     (j) provide to the Purchaser monthly trial balances on deposits and loans.

      Section 3.02 Forbearance by the Seller. Without limiting the covenants set forth in Section 3.01 hereof, except as otherwise specifically provided in this Agreement and except to the extent required by law or regulation or by regulatory authorities, and except in each case as specifically permitted by other subsections of this Section 3.02 or any Schedules attached hereto, from and after the execution and delivery of this Agreement and until the Effective Time, the Seller and its Subsidiaries will not, without the prior written consent of the Purchaser and Acquisition Corp. which written consent will not be unreasonably withheld and which will be provided within 3 calendar days from the date of request:

     (a) amend its or their Certificate of Incorporation, Charter, or Bylaws or other corporate governance documents;

      (b) except for the issuance of up to a maximum of 486,600 shares of Seller Common Stock upon exercise of Seller Options, and 428,125 shares of Seller's Common Stock to retire Seller's Debentures, issue or sell any shares of its or their capital stock, issue or grant any stock options, warrants, rights, calls or commitments of any character calling for or permitting the issuance or sale of its or their capital stock (or securities convertible into or exchangeable, with or without additional consideration, for shares of such capital stock or amend any of the terms of the outstanding stock options);

      c) increase or reduce the number of shares of its or their capital stock by split-up, reverse split, reclassification, distribution of stock dividends, change of par or stated value or otherwise modify, change or amend the voting rights or preferences attributable to any such capital stock, except that the reduction of outstanding shares of capital stock attributable to a stockholder perfecting dissenters' rights shall not be violative of this section;

                  (Paragraph (d) intentionally omitted.)

      (e) (i) except as set forth in Disclosure Schedule 3.02(e), adopt, amend or otherwise modify any of Seller's Employee Plans, any bonus, pension, profit sharing, retirement or other compensation plan qualified or non-qualified; (ii) except as set forth in Disclosure Schedule 3.02(e), enter into or amend any contract of employment with any officer which is not terminable at will without cost or other liability; (iii) except as set forth in Disclosure Schedule 3.02(e), make or grant any general or individual wage or salary increase or increase in any manner the compensation or fringe benefits of any of its employees, officers or directors; (iv) become a party to or commit itself to fund or otherwise establish any trust or account related to any Employee Plan with or for the benefit of any employee, officer or director; (v) hire any new employee, except that Seller may hire individuals of comparable skills and qualifications and at comparable levels of compensation to fill existing vacancies identified in Disclosure Schedule 3.02(e) and replace any employees who terminate their employment with Seller after the date of this Agreement;
(vi) pay any bonus under any bonus or compensation plan (except as set forth in Disclosure Schedule 3.02(e)); or (vii) except as set forth in Disclosure
Schedule 3.02(e), make any discretionary contribution to any Employee Plan;

      (f) incur any obligations, liabilities or expenses or make any charitable contributions, except in the ordinary course of business consistent with past practice;

      (g) merge or consolidate Seller with any other corporation; sell, transfer or lease any of its or their assets or property except in the ordinary course of business, or close any banking office; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with the collection of any loan or credit arrangement between Seller and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by Seller of its certificate of authority to do business or its certificate of authority to maintain, or file an application for the relocation of any existing branch officer, or file an application for a certificate of authority to establish a new branch office;

      (h) waive, release, transfer or grant any rights, or modify or change in any material respect, any material leases, licenses or agreements, other than in the ordinary course of business;

      (i) subject any asset or property of Seller to a lien, mortgage, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, and accounts established in the ordinary course of business, transactions in "federal funds" and any lien, pledge, security interest or other encumbrance incurred in the ordinary course of business consistent with past practice which does not have or could not reasonably be expected to have a Material Adverse Effect on Seller); modify in any material respect the manner in which Seller has heretofore conducted its business or enter into any new line of business;

      (j) make any loan or commitment secured by 1-4-family residential properties to any borrower or group of affiliated borrowers except in the ordinary course of business consistent with past practices and policies;

      (k) except as set forth in Disclosure Schedule 3.02(k), compromise, extend or restructure any real estate loan, construction loan or commercial loan with an unpaid principal balance except in the ordinary course of business consistent with past practices and policies;

      (l) offer, issue any commitment for, or approve any first lien variable rate residential mortgage loans, or home equity line of credit loans other than on terms and conditions, exclusive of interest rates substantially similar to those for such loans then currently offered by Seller;

      (m) make or commit to make any commercial business loan in excess of $ 250,000 (including, without limitation, lines of credit and letters of credit) or any commercial real estate or construction loan (including, without limitation, lines of credit and letters of credit) secured by any non-1-4 family residential properties and except in the ordinary course of business consistent with past practices and policies;

      (n)   purchase or commit to purchase any bulk loan servicing portfolio;

      (o) make any fixed rate loan with a term exceeding 20 years and which cannot be sold in the secondary market;

      (p) other than with respect to loan transactions entered into in the ordinary course of business consistent with past practices and policies or other than with respect to loans which are readily saleable in the secondary market without recourse to the Federal Home Loan Mortgage Corporate or Federal National Mortgage Association, make or enter into any material transaction, contract or agreement or incur any other material commitment;

      (q) incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except for deposit liabilities and except for indebtedness incurred in the ordinary course of business the repayment term of which does not exceed 90 days;

      (r) cancel or compromise any debt or claim, which has not previously been charged off, other than in the ordinary course of business and in an aggregate amount which would not have a Materially Adverse Effect on Seller;

     (s) enter into any transaction other than in the ordinary course of business;

      (t) invite or initiate discussions or negotiations for the acquisition or merger of the Seller or any Subsidiary by or with any corporation or other entity other than the Purchaser or its affiliates;

      (u) take any action which constitutes a breach or default of its obligations under this Agreement, or would result in any of its representations or warranties set forth in this Agreement becoming untrue, or which is reasonably likely to delay or jeopardize the receipt of any of the regulatory approvals required hereby;

     (v) change its method of accounting as in effect as of December 31, 1995, except as required by changes in GAAP or Regulatory Agencies;

      (w) engage in or enter into any transactions with respect to Seller's portfolio of securities or make any investment in any security other than U.S. Treasury obligations and obligations of GNMA, FNMA and FHLMC with a maturity of one year or less or investments in any security guaranteed by the Small Business Administration with a face amount in excess of $250,000, except that Seller may not under any circumstances engage in or enter into any structured transactions, derivative securities, arbitrage or hedging activity;

      (x) settle any claim, action or proceeding involving any liability of the Seller or Seller Bank for money, damages or other payment in excess of $50,000 or material restrictions upon the operations of the Seller or the Seller Bank;

     (aa) sell or otherwise dispose of or encumber any shares of capital stock of any Seller Subsidiary;

     (bb) fail to keep in full force and effect its insurance and bonds as now carried;

     (cc) change its methodology or monthly accrual for the allowance for loan losses;

     (dd) fail to notify Purchaser promptly of its receipt of any letter, notice or other communication, whether written or oral, from any Regulatory Authority advising that it is contemplating issuing, requiring, or requesting any agreement, memoranda, understanding or similar undertaking, or order, directive, or extraordinary supervisory letter;

     (ee) fail to remain in compliance with any capital requirement of any Regulatory Authority to which it is subject;

     (ff) fail to promptly notify Purchaser of (A) the commencement or, to the knowledge of Seller, threat of any audit, action, or proceeding involving any material amount of Taxes of Seller; or (B) the receipt by Seller of any deficiency or audit notices or reports in respect of any material deficiencies asserted by any Federal, state, local, or other Tax authority;

     (gg) agree to the extension of any statute of limitations for making any assessments with respect to Taxes;

     (hh) fail to maintain and keep its properties in as good repair and condition as at present, except for ordinary wear and tear;

     (ii) except in the ordinary course of business and consistent with applicable laws and regulations, make any loan or loan commitment to any of its officers, directors or 5% or more stockholders (or any person or entity controlled by or affiliated with such officer, director or 5% or more stockholder);

 or

     (jj) agree or make any commitment to take any action to do any of the foregoing.

      Section 3.03 Conduct of the Purchaser's Business Prior to the Effective Time. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, the Purchaser shall not (i) take any action that would cause the representations in Section 2.02 to fail to be true and accurate or that would materially affect the ability of the Purchaser and the Bank to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby or (ii) take any action, which would materially adversely affect or delay the ability of the Seller or the Purchaser to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby. Except as expressly provided in this Agreement, Acquisition Corp. shall not conduct any business prior to the Effective Time.



                                  ARTICLE IV

                                   COVENANTS

      Section 4.01 No Solicitation. From and after the date hereof until the termination of this Agreement, neither the Seller or Seller Bank, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Seller or any of its subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and the Seller shall notify Purchaser orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters and if such inquiry or proposal is in writing, the Seller shall deliver to Purchaser a copy of such inquiry or proposal promptly; provided, however, that nothing contained in this Section 4.01 shall prohibit the Board of Directors of the Seller from (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal, to acquire the Seller pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of the Seller receives a written opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point-of-view to the Seller's stockholders, (B) the Board of Directors of the Seller, after consultation with and based upon the written advice of independent legal counsel (who may be the Seller's regularly engaged independent legal counsel), determines in good faith that such action is necessary for the Board of Directors of the Seller to comply with its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "Superior Proposal") and (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Seller (x) provides reasonable notice to Purchaser to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form, (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or (iii) failing to make or withdrawing or modifying its recommendation and entering into a Superior Proposal if there exists a Superior Proposal and the Board of Directors of the Seller, after consultation with and based upon the written advice of independent legal counsel (who may be the Seller's regularly engaged independent legal counsel), determines in good faith that such action is necessary for the Board of Directors of the Seller to comply with its fiduciary duties to stockholders under applicable law. For purposes of this Agreement,
"Acquisition  Proposal"  shall  mean  any  of  the  following  (other  than  the transactions contemplated hereunder) involving the Seller or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the Seller or Seller Bank, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of the Seller or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

      Section 4.02  Certain Policies of the Seller; Balance Sheet.

      (a) At the request of the Purchaser accompanied or preceded by the Purchaser's written confirmation that it is not aware of any fact or circumstance that would result in the failure of any condition set forth in
Article V or an event of termination under Article VI, the Seller shall modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) after the date on which all required shareholder, federal depository institution regulatory (other than the applicable waiting period) and other approvals are received and prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of the Purchaser; provided, that such policies and practices
(x) are consistent with generally accepted accounting principles and all applicable laws and regulations and (y) do not violate any law or regulation or cause the Seller to be other than well-capitalized as defined by the FDIC.

      (b) The Seller's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken to conform to Purchaser's policies solely on account of this Section 4.02.

      Section 4.03  Access and Information.

      (a) From the date of this Agreement through the Effective Time, Seller and Seller Bank shall afford to each of Purchaser and its authorized agents and representatives, reasonable access to their respective properties, assets, books and records and personnel, at reasonable business hours and after reasonable notice; and Purchaser shall be provided with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel of Seller and Seller Bank as they shall from time to time reasonably request. Purchaser agrees to conduct any such requests and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and consumer and employee relationships of Seller. In the event the Purchaser learns of any information or matters during such investigation that the Purchaser believes may constitute or reveal a material breach of the Seller's representations, warranties, covenants or agreements contained herein, the Purchaser shall provide the Seller with a written notice within 15 business days or such longer period as extended by the parties in writing contemplated by this Section 4.03, specifying the information or matters learned and the basis upon which they may constitute or reveal a material breach of the Seller's representations, warranties, covenants or agreements and the Seller has the right to cure such material breach within 30 calendar days from the date of such notice. No breach of a representation, warranty, covenant or agreement that is learned pursuant to Purchaser's investigation contemplated by this Section 4.03 shall constitute a material breach of a representation, warranty, covenant or agreement by Seller under any provision of or for any purpose under this Agreement and the information or matters underlying such breach shall be deemed to have been fully disclosed in Seller's disclosure pursuant to this Agreement, unless Purchaser provides Seller with a written notice relating thereto delivered and the Seller has not cured such breach within the time period provided in the immediately preceding sentence and Purchaser exercises its right to terminate this Agreement on the basis thereof in accordance with Section 6.01(f).

      (b) The Purchaser agrees to treat as strictly confidential all information received from the Seller or its Subsidiaries and agree not to divulge to any other person, natural or corporate (other than essential employees and agents of such party) any financial statements, schedules, contracts, agreements, instruments, papers, documents and other information relating to the Seller and its Subsidiaries which it may come to know or which may come into its possession and, if the transactions contemplated hereby are not consummated for any reason, agrees promptly to return to the Seller all written material furnished by Seller or its Subsidiaries.

      (c)  Each  party   hereto  will  not,   and  will  cause  its   respective
representatives not to, use any information obtained from any other such party as a result of this Agreement (including this Section 4.03) or in connection with the transactions contemplated hereby (whether so obtained before or after the execution hereof, including work papers and other materials derived therefrom (collectively, the "Confidential Information") for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, regulation and applicable Regulatory Agencies, each party hereto will keep confidential, and will cause its respective representatives to keep confidential, all Confidential Information relating to or furnished by any other such party unless such information (i) was already or becomes known to the general public, other than from a prohibited disclosure by a party to this Agreement or its representatives, (ii) becomes available to such party or an affiliate of such party from sources (other than another party to this Agreement or its representatives) not bound by a confidentiality obligation or agreement, (iii) is disclosed with the prior written approval of the party which furnished such Confidential Information or (iv) is or becomes readily ascertainable from published information. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party hereto and its respective representatives shall promptly cause all Confidential Information in the possession of itself and its representatives, including all copies or extracts thereof, to be returned to the party which furnished the same.

      Section 4.04 Certain Filings, Consents and Arrangements. The Purchaser and the Seller shall cause Acquisition Corp. to, (a) make as soon as practicable (or cause to be made) from the date of the Agreement, (or cause to be made) any filings and applications required to be filed in order to obtain all approvals, consents and waivers of governmental authorities necessary or appropriate for the consummation of the transactions contemplated hereby (including the Bank Merger), (b) cooperate with one another (i) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers, (c) use reasonable efforts to obtain all such approvals, consents or waivers, to respond to all inquiries and requests for information from regulatory authorities, (d) apprise each other of the content of all communications with regulatory authorities with respect to all filings and applications, and (e) deliver to the other copies of all such filings and applications (except for materials that are legally privileged or which it is prohibited by law from disclosing) promptly after they are filed.

      Section 4.05 Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including using reasonable efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

      Section 4.06 Publicity. The initial press release announcing this Agreement shall be a joint press release and thereafter the Seller and the Purchaser shall consult with each other in issuing any press releases or similar public disclosure with respect to the other or the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto; provided, however, that nothing contained in this Section 4.08 shall prohibit any party from responding to questions from the business press or, following notification to the other parties to this Agreement, from making any disclosure which, after consultation with its counsel, it deems necessary to comply with the requirements of applicable law or regulation.

      Section 4.07 Notification of Certain Matters. The Purchaser and the Acquisition Corp., on the one hand, and the Seller and the Seller Bank, on the other hand, shall give prompt notice to the other of (a) the occurrence or its knowledge of any event or condition that would cause any of its representations or warranties set forth in this Agreement not to be true and correct in all material respects as of the date of this Agreement or as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date), or any of its obligations set forth in this Agreement required to be performed at or prior to the Effective Time not to be performed in all material respects at or prior to the Effective Time (any such notice, a "Supplemental Disclosure Schedule "), including without limitation, any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect on it; and (b) any action of a third party of which it receives notice that might reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby, including, without limitation, any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement. Any Supplemental Disclosure Schedule given by the Seller to the Purchaser shall be deemed to amend the Disclosure Schedule and, unless the Purchaser, by written notice to the Seller given within fifteen (15) business days of its receipt of such Supplemental Disclosure Schedule, exercises any right of termination it may then have under Section 6.01(b), the Purchaser shall thereafter be deemed to have permanently and irrevocably waived (on behalf of itself and its Subsidiaries) (i) any right of termination (or any other rights or remedies) arising out of or with respect to the events or conditions described in such Supplemental Disclosure Schedule; and (ii) any contribution of such events or conditions towards the occurrence of a Material Adverse Effect; provided, that no such waiver shall exist with respect to the cumulation of such events or conditions with any other events or conditions described in any subsequent Supplemental
Disclosure Schedule for purposes of determining the occurrence of a Material Adverse Effect.

      Section 4.08  Indemnification.

      (a) From and after the Effective Time through the sixth anniversary of the Effective Date, the Purchaser agrees to indemnify and hold harmless each present and former director and officer of the Seller or its Subsidiaries and each officer or employee of the Seller or its Subsidiaries that is serving or has served as a director or trustee of another entity expressly at the Seller's request or direction (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, the "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and whether or not the Indemnified Party is a party thereto, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent then permitted under Delaware law or, if greater, that the Seller would have been permitted under its certificate of incorporation, charter or bylaws in effect on the date hereof.

      (b) Any Indemnified Party wishing to claim indemnification under Section 4.08(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Purchaser thereof, but the failure to so notify shall not relieve the Purchaser of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation, (i) the Purchaser shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and the Purchaser shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if the Purchaser does not elect to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues which raise conflicts of interest between the Purchaser and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and the Purchaser shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, promptly as statements therefor are received; provided, however, that the Purchaser shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter and (iii) the Purchaser shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, and defenses available to, such Indemnified Party.

      (c) In the event Purchaser or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Purchaser assume the obligations set forth in this Section 4.08.

      (d) The provisions of this Section 4.08 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and their respective heirs and representatives.

      Section 4.09 Shareholders' Meeting. The Seller shall take all action necessary, in accordance with applicable law and its certificate of incorporation and bylaws, to convene a meeting of the holders of Seller Common Stock (the "Shareholder Meeting") as promptly as practicable for the purpose of considering and voting on the approval and adoption of this Agreement. The Seller's Board of Directors, subject to its fiduciary duties as advised by such board's counsel and investment advisor, (i) shall recommend at the Shareholder Meeting that the holders of the Seller Common Stock vote in favor of and approve and adopt this Agreement and (ii) shall use its reasonable best efforts to solicit such approvals.

      Section 4.10 Proxy Statement. As soon as practicable after the date hereof, the Seller shall prepare a proxy statement, which shall be reasonably acceptable to counsel to the Purchaser, to take shareholder action on the Merger and this Agreement (the "Proxy Statement"), file the Proxy Statement with the SEC, respond to comments of the staff of the SEC and promptly thereafter mail the Proxy Statement to all holders of record (as of the applicable record date) of shares of Seller Common Stock. The Seller shall provide the Purchaser with reasonable opportunity to review and comment upon the contents of the Proxy Statement. The Seller represents and covenants that the Proxy Statement and any amendment or supplement thereto, at the date of mailing to shareholders of the Seller and the date of the Shareholder Meeting, will be in material compliance with all relevant rules and regulations of the SEC and, with respect to the Seller and the transactions contemplated herein, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Purchaser shall furnish the Seller with all information concerning the Purchaser as the Seller may reasonably request in connection with the Proxy Statement such written information included in the Proxy Statement shall be in material compliance with all relevant rules and regulations of the SEC and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      Section 4.11 Stock Option Agreement. Simultaneously with the execution of this Agreement, the Seller and the Purchaser shall execute a Stock Option Agreement (the "Option Agreement"), the form of which is attached hereto as Exhibit B, pursuant to which the Seller shall grant an unconditional, irrevocable option (the "Option") to the Purchaser.

      Section 4.12 Dissenters' Rights. Any holder of Seller Common Stock otherwise entitled to receive Merger Consideration for each of his or her shares shall be entitled to demand payment of the fair cash value of such shares as specified in N.J.S.A. 14:11-2 if the holder follows the procedures specified in the statutes. Those shares shall hereafter be specified as "Dissenting Shares." Any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall not be converted into cash as provided in Section 1.03 hereof; provided, however, that shares of Seller Common Stock held by a dissenting shareholder who subsequently withdraws a demand for payment, fails to comply fully with the requirements of the NJSA, or otherwise fails to establish the right of such shareholder to be paid the fair cash value of such shareholder's shares under the NJSA shall be deemed to be converted into cash pursuant to the terms and conditions specified herein. Seller shall give Purchaser prompt notice of any written demands for appraisal of any shares of Seller Common Stock, attempted withdrawals of any such demands, and any other instruments served pursuant to the NJSA and received by Seller relating to shareholders' rights of appraisal. Seller shall not, except with the prior written consent of Purchaser, voluntarily make any payment with respect to any demands for appraisals of any shares of Seller Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

      Section 4.13 Operating Transition. Notwithstanding any other provision of this Agreement, in order to effect an orderly operating transition of the business of the Seller Bank from the Seller to the Purchaser, Seller agrees to cause the Seller Bank to provide Purchaser and Purchaser's agents and representatives with the opportunity to participate in a joint calling program on depositors and borrowers from Seller Bank, to participate in the training of employees of Seller Bank and to maintain a liaison to observe the day-to-day operations of Seller Bank. Purchaser agrees that its participation will not interfere with the orderly conduct of the business of Seller Bank.


                                   ARTICLE V

                          CONDITIONS TO CONSUMMATION

      Section 5.01 Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

      (a) this Agreement shall have been approved by the requisite vote of the holders of Seller Common Stock at the Shareholder Meeting in accordance with applicable law;

      (b) all necessary regulatory or governmental approvals, consents or waivers required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; and

      (c) no party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

      Section 5.02 Conditions to the Obligations of the Purchaser under this Agreement. The obligations of the Purchaser to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following conditions, any one or more of which may be waived by the Purchaser:

      (a) each of the obligations, covenants and agreements of the Seller required to be performed by it at or prior to the Effective Time pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, except as to the failure to perform an obligation, covenant or agreement that would not, individually or in the aggregate, result in a Material Adverse Effect on Seller and its Subsidiaries taken as a whole, and the Purchaser shall have received a certificate to the foregoing effect dated the Effective Date and signed by the Chairman and President of the Seller;

      (b) the representations and warranties of the Seller contained in this Agreement (subject to Section 4.07) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made at and as of the Effective Time except as to (i) any representation or warranty which specifically relates to an earlier date and (ii) where the facts which cause the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a Material Adverse Effect on Purchaser and its Subsidiaries taken as a whole) and the Purchaser shall have received a certificate to the foregoing effect dated the Closing Date signed by the Chairman and President of the Seller.

      (c) the Purchaser shall have received certified copies of the resolutions (or documents of like import) evidencing the authorization of this Agreement and the consummation of the transactions contemplated hereby by the Seller's Board of Directors and the Seller's shareholders;

      (d) the Purchaser shall have received a certificate of corporate existence for the Seller from the Secretary of State of the State of New Jersey (such certificate to be dated as of a day as close as practicable to the date of the Closing) and a similar certificate for the Seller Bank from the Department;

      (e) Subject to the Purchaser's compliance with Sections 4.05 and 4.07, none of the approvals or consents referred to in Section 5.01(b) hereof shall contain any condition which would, or would be reasonably likely to, have a Material Adverse Effect on the Purchaser and its Subsidiaries taken as a whole giving effect to the completion of the transactions contemplated hereby;

      (f) the Purchaser shall have received an opinion or opinions, dated the date of the Closing, from Blank, Rome, Comisky & McCauley, counsel to the Seller, to the effect that:

            (i) Seller is a corporation duly authorized, validly existing and in good standing corporation under the laws of the State of New Jersey and Seller Bank is a state-chartered commercial bank duly organized and in existence under the laws of the United States of America;

            (ii) the Seller has the power and authority to carry on its business currently conducted, to own, lease and operate its properties and to consummate the transactions contemplated by this Agreement and Plan of Merger and the Subsidiaries have the corporate power and authority to carry on their business currently conducted and to own, lease and operate their properties;

            (iii) this Agreement and Plan of Merger have been duly authorized and approved by the Seller and this Agreement and Plan of Merger and the transactions contemplated thereby have been approved by the requisite vote of the Seller's shareholders and duly authorized, executed and delivered by the Seller and this Agreement and Plan of Merger constitute the valid and binding obligation of the Seller;

            (iv) the authorized capitalization of the Seller is as set forth in
Section 2.01(b) hereof;

            (v) to counsel's best knowledge, all acts, other proceedings required to be taken by or on the part of the Seller, including the adoption of this Agreement and Plan of Merger by the shareholders of the Seller, and the necessary approvals, consents, authorizations or notifications required to be taken to consummate the transactions contemplated by this Agreement and Plan of Merger, have been properly taken or obtained; neither the execution and delivery of this Agreement and Plan of Merger nor the consummation of the transactions contemplated hereby and thereby, with or without the giving of notice or the lapse of time, or both, will (i) violate any provision of the Certificate, Charter or Bylaws of the Seller or the Subsidiaries; or (ii) to the knowledge of such counsel, violate, conflict with, result in the material breach or termination of, constitute a material default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of the Seller or the Subsidiaries pursuant to any indenture, mortgage, deed of trust, or other agreement or instrument to which the Seller or the Subsidiaries are a party or by which it or any of their properties or assets may be bound, or violate any statute, rule or regulation applicable to the Seller or the Subsidiaries, which would have a Material Adverse Effect on the financial condition, assets, liabilities, or business of the

Seller or the Subsidiaries; to the knowledge of such counsel, no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, other than as specifically contemplated by this Agreement is required for the consummation by the Seller or the Subsidiaries of the transactions contemplated by this Agreement and Plan of Merger;

            (vi) to the knowledge of such counsel, since the date of this Agreement, neither the Seller nor the Subsidiaries have granted any options, warrants, calls, agreements or commitments of any character relating to any of the shares of the Seller or the Subsidiaries, nor has the Seller or the Subsidiaries granted any rights to purchase or otherwise acquire from the Seller or the Subsidiaries any shares of the Seller's or the Subsidiaries' capital stock, except as provided in this Agreement as set forth in Disclosure Schedule 2.01(b);

            (vii) to the knowledge of such counsel and except as disclosed pursuant to Disclosure Schedule 2.01(k), there are no actions, suits, proceedings or investigations of any nature pending or threatened that challenge the validity or legality of the transactions contemplated by this Agreement or Plan of Merger which seek or threaten to restrain, enjoin or prohibit (or obtain substantial damages in connection with) the consummation of such transactions;

            (viii) to the knowledge of such counsel and except as is set forth in Disclosure Schedule 2.01(k), there is no litigation, appraisal or other proceeding or governmental investigation pending or threatened against or relating to the business or property of the Seller or the Subsidiaries which would have a Materially Adverse Effect on the consolidated financial condition of the Seller, or of any legal impediment to the continued operation of the properties and business of the Seller or the Subsidiaries in the ordinary course after the consummation of the transactions contemplated by this Agreement and Plan of Merger.

      (g) the Seller shall have furnished the Purchaser with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.02 as the Purchaser may reasonably request.

      (h) the Seller will be responsible for making all filings and/or submitting all returns with respect to any state and/or local real estate transfer or gains taxes that are required to be filed before the Effective Time. Seller also agrees to pay any expenses relating to the preparation or filing of returns with respect thereto.

      Section 5.03 Conditions to the Obligations of the Seller. The obligations of the Seller to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following conditions, any one or more of which may be waived by the Seller:

      (a) each of the obligations of the Purchaser required to be performed by it at or prior to the Effective Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and the Seller shall have received a certificate to the foregoing effect dated the Closing Date and signed by the President and Chief Financial Officer of the Purchaser;

      (b) the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made at and as of the Effective Time except as to any representation or warranty which specifically relates to an earlier date) and the Seller shall have received a certificate to the foregoing effect dated the Effective Date signed by the President and the Chief Financial Officer of the Purchaser;

      (c) the Seller shall have received an opinion, dated as of the Effective Date, from Muldoon, Murphy & Faucette, counsel for the Purchaser to the effect that:

            (i) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (ii) Purchaser has the corporate power and authority to carry on its business as now conducted, to own, lease and operate its properties and to consummate the transactions contemplated by the Agreement;

           (iii) the Agreement has been duly authorized, executed and delivered by Purchaser and Acquisition Corp. and constitutes the valid and binding obligation of Purchaser and Acquisition Corp;

            (iv) all corporate acts and other proceedings required to be taken by or on the part of Purchaser and Acquisition Corp. to consummate the transactions contemplated by the Agreement have been properly taken; neither the execution and delivery of the Agreement, nor the consummation of the transactions contemplated hereby and thereby, with and without the giving of notice or the lapse of time, or both, will violate any provision of the Articles of Incorporation or Bylaws of Purchaser;

            (v) except as disclosed in such opinion, to the knowledge of such counsel there are no actions, suits, proceedings or investigations (public or private) of any nature pending or threatened that challenge the validity or propriety of the transactions contemplated by the Agreement or which seek or threaten to restrain, enjoin or prohibit or to obtain substantial damages in connection with the consummation of such transactions; and

            (vi) all regulatory and governmental approvals and consents which are necessary to be obtained by Purchaser and its subsidiaries to permit the execution, delivery and performance of the Agreement have been obtained.


                                  ARTICLE VI

                                  TERMINATION

     Section 6.01 Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated, and the Merger abandoned, prior to the Effective Time, either before or after its approval by the shareholders of the Seller;

      (a) by the mutual consent of the Purchaser and the Seller in a written instrument if the board of directors of each so determines by vote of a majority of the members of its entire board;

      (b) by the Purchaser or the Seller (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of (i) a failure to perform or comply by the other party with any covenant or agreement of such other party contained in this Agreement, which failure or non-compliance is material in the context of the transactions contemplated by this Agreement, or
(ii) subject to Section 4.07, any inaccuracies, omissions or breach in the representations, warranties, covenants or agreements of the other party contained in this Agreement the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a Material Adverse Effect on such other party; in either case which has not been or cannot be cured within 30 calendar days after written notice thereof is given by the party seeking to terminate to such other party;

      (c) by the Purchaser or the Seller by written notice to the other party if either (i) any approval, consent or waiver of a governmental authority required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement, or (iii) the holders of Seller Common Stock shall fail to approve and adopt this Agreement, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 6.01(c) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

      (d) by the Purchaser or the Seller, in the event that the Merger is not consummated by December 31,1996, unless the failure of such occurrence is due to the failure to perform or comply with any covenant or agreement contained in this Agreement by the party seeking to terminate;

      (e) by the Purchaser, if the Board of Directors of the Seller does not publicly recommend in the Proxy Statement that the Seller's stockholders approve and adopt this Agreement or if, after recommending in the Proxy that stockholders approve and adopt this Agreement, the Board of Directors of the Seller shall have withdrawn, modified or amended such recommendation in any respect materially adverse to the Purchaser; or

      (f) subject to Section 4.07, by the Purchaser by written notice to the Seller in the event that there has occurred since the date of this Agreement an event, condition, change or occurrence which, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect on the Seller; provided that the Purchaser shall have given the Seller thirty
(30) calendar days prior written notice of such termination, and the Seller shall not have remedied such event, condition, change or occurrence by the end of such thirty-day period.

      Section 6.02 Effect of Termination. In the event of termination of this Agreement by either the Purchaser or the Seller as provided in Section 6.01, this Agreement shall forthwith become void and have no effect except (i) Sections 4.03(b), 4.03(c), 8.06 and 8.07, shall survive any termination of this Agreement, (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement, and (iii) in the event this Agreement (x) is terminated subsequent to the occurrence of a Triggering Event (as such term is defined in the Option Agreement, except for Section 2(b)(iv)) or (y) is terminated by Purchaser pursuant to Section 6.01(b) or 6.01(e) hereof, and within 12 months after such termination by Purchaser a Triggering Event shall occur, then in addition to any other amounts payable or stock issuable by the Seller pursuant to this Agreement or the Option Agreement, as the case may be, the Seller shall pay to Purchaser a termination fee (the "Termination Fee") of $500,000.


                                   ARTICLE VII

                   CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME

      Section 7.01 Effective Date and Effective Time. Subject to the provisions of Article V and VI, the closing of the transactions contemplated hereby shall take place at the offices of the Purchaser on such date (the "Closing Date") and at such time as the Purchaser and the Seller mutually agree to within ten (10) business days after the expiration of all applicable waiting periods in connection with approvals of governmental authorities and all conditions to the consummation of this Agreement are satisfied or waived, or on such other date as may be agreed by the parties. Subject to the provisions of this Agreement, on the Closing Date, the Certificate of Merger shall be signed, verified and affirmed as required by Delaware Law and duly filed with the Secretary of State of the State of Delaware. The date of such filing is herein called the "Effective Date." The "Effective Time" of the Merger shall be the time on the Effective Date as set forth in such articles of merger.

Section 7.02 Deliveries at the Closing. Subject to the provisions of Articles V and VI, on the Closing Date there shall be delivered to the Purchaser and the Seller the documents and instruments required to be delivered under Article V.


                                 ARTICLE VIII

                                 OTHER MATTERS

      Section  8.01  Certain  Definitions;   Interpretation.  As  used  in  this
Agreement, the following terms shall have the meanings indicated, unless the context otherwise requires:

            "material" means material to the Purchaser or the Seller (as the case may be) and its respective subsidiaries, taken as a whole.

            "person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

      When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include, "includes, or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

      Section 8.02 Non-Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants and agreements contained in this Agreement (or in any instrument delivered pursuant to this Agreement) shall not survive beyond the Effective Time, except for the agreements contained in Article I and Sections 4.08, and 8.06 hereof.

      Section 8.03 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective boards of directors, at any time before or after approval hereof by the shareholders of the Seller but, after such approval, no amendment shall be made which reduces the amount or changes the form of the Merger Consideration as provided in Section 1.02 or which in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing specifically referring to this
Section 8.03 and signed on behalf of each of the parties hereto.

      Section 8.04 Waiver. At any time prior to the Effective Date, the Purchaser, on the one hand, and the Seller, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Section 8.04 and signed on behalf of such party.

      Section 8.05 Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

      Section 8.06 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New Jersey, without regard to conflicts of laws principles.

      Section 8.07 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that if the Termination Fee becomes payable, the Seller shall pay the Termination Fee to the Purchaser upon demand.

      Section 8.08 Notices. All notices, requests, acknowledgements and other communications hereunder to a party shall be in writing and shall be delivered by hand, overnight courier or by facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile number as such party may specify by notice hereunder, and shall be deemed to have been delivered as of the date so delivered.

      If to the Seller, to:   Continental Bancorporation
                              1345 Chews Landing Road
                              Laurel Springs, NJ  08021-2792
                              609-227-8000

                              Facsimile:   609-231-9345

                              Attention:  William Steinberg

                                    and

                              Lawrence R. Wiseman, Esquire
                              Blank, Rome, Comisky & McCauley
                              Four Penn Center Plaza
                              Philadelphia,  PA  19103
                              215-569-5549

                              Facsimile:  215-569-5555

      If to the Purchaser or Acquisition Corp., to:

                              Collective Bancorp, Inc.
                              P.O. 316
                              Egg Harbor, NJ  08215
                              1-800-327-4550
                              Facsimile: 1-609-965-4381

                              Attention: Scott T. Page

      With copies to:         Muldoon, Murphy & Faucette
                              5101 Wisconsin Avenue, N.W.
                              Washington, D.C.  20016
                              202-362-0840

                              Facsimile:  (202) 966-9409

                     Attention: George W. Murphy, Jr., Esq.

      Section 8.09 Entire Agreement; Etc. This Agreement, together with the Disclosure Schedules (including any Supplemental Disclosure Schedules), the Exhibits and the Plan of Merger, represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as to Section 4.08, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 8.10 Assignment. This Agreement may not be assigned by any party hereto without the written consent of the other parties.

      Section 8.11 Schedules Not Admissions. Inclusion in any Exhibit hereto or in the Disclosure Schedules (including in any Supplemental Disclosure Schedule) of any statement or information by the Seller shall not constitute an admission that such information is required (by reason of materiality or otherwise) to be furnished as part of such Disclosure Schedules, (including any Supplemental Disclosure Schedule) or otherwise under this Agreement or an admission against interest with respect to any person not a party hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                            COLLECTIVE BANCORP, INC.



                                    By:   /s/ Thomas H. Hamilton
                                          Chairman and Chief Executive Officer


                                    CBAC CORP.



                                    By:   /s/ Thomas H. Hamilton
                                          Chairman and Chief Executive Officer


                           CONTINENTAL BANCORPORATION


                                    By:   /s/ William Steinberg
                                          William Steinberg, Chairman

                                                                     Exhibit A













                                PLAN OF MERGER


                                 BY AND AMONG


                           COLLECTIVE BANCORP, INC.,

                                  CBAC CORP.

                                      AND

                          CONTINENTAL BANCORPORATION



                           DATED AS OF MAY 21, 1996

      This PLAN OF MERGER dated as of May 21, 1996, (the "Plan of Merger") is entered into by and among COLLECTIVE BANCORP, INC., a Delaware corporation (the "Purchaser"), CBAC CORP., a Delaware corporation and a wholly owned subsidiary of the Purchaser (the "Acquisition Corp."), and CONTINENTAL BANCORPORATION, a New Jersey corporation (the "Seller"), pursuant to an Agreement and Plan of Merger dated as of May 21, 1996, ("Merger Agreement") by and among the Purchaser, the Acquisition Corp. and the Seller. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

      In consideration of the mutual covenants and agreements set forth herein and subject to the terms and conditions of the Merger Agreement, the parties hereto agree as follows:

     Section 1. The Merger. At the Effective Time, Acquisition Corp. will merge with and into the Seller (the "Merger"), with the Seller being the surviving entity (the "Surviving Corporation"). The separate corporate existence of Acquisition Corp. shall thereupon cease. The Surviving Corporation shall continue to be governed by the laws of the State of Delaware and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

     Section 2. Name of Surviving Corporation. The name of the Surviving Corporation shall be CBAC Corp.

      Section 3. Exchange Procedures. Those shares of Seller Common Stock which at the Effective Time will be converted into the right to receive the Merger Consideration pursuant to Section 1.02 of the Merger Agreement will be Exchanged in accordance with the provisions of Section 1.03 of the Merger Agreement.

      Section 4. Assets and Liabilities. At the Effective Time, all assets and property (real, personal, and mixed, tangible and intangible, choses in action, rights, and credits) then owned by Acquisition Corp. shall immediately become the property of the Surviving Corporation. The Surviving Corporation shall be deemed to be a continuation of Acquisition Corp. and the Seller, the rights and obligations of which shall succeed to such rights and obligations and the duties and liabilities connected therewith.

     Section 5. Directors of Surviving Corporation. At the Effective Time, the directors of Acquisition Corp. shall become the directors of the Surviving Corporation. The name and addresses, and terms of such directors are set forth below.

George W. French        158 Philadelphia Avenue
                        Egg Harbor City, New Jersey  08215
                        Term Expires:  1998


Edward J. McColgan      158 Philadelphia Avenue
                        Egg Harbor City, New Jersey  08215
                        Term Expires:  1998

Robert F. Mutschler     158 Philadelphia Avenue
                        Egg Harbor City, New Jersey  08215
                        Term Expires:  1998


Wesley J. Bahr          158 Philadelphia Avenue
                        Egg Harbor City, New Jersey  08215
                        Term Expires:  1997


Thomas H. Hamilton      158 Philadelphia Avenue
                        Egg Harbor City, New Jersey  08215
                        Term Expires:  1996


Miles Lerman            158 Philadelphia Avenue
                        Egg Harbor City, New Jersey  08215
                        Term Expires:  1996


David S. MacAllaster    158 Philadelphia Avenue
                        Egg Harbor City, New Jersey  08215
                        Term Expires:  1997


William R. Miller       158 Philadelphia Avenue
                        Egg Harbor City, New Jersey  08215
                        Term Expires:  1996


Herman O. Wunsch        158 Philadelphia Avenue
                        Egg Harbor City, New Jersey  08215
                        Term Expires:  1997

      Section 6. Certificate of Incorporation and Bylaws. At the Effective Time, the certificate of incorporation and bylaws of the Seller shall be amended in their entirety to conform to the certificate of incorporation and bylaws of Acquisition Corp. in effect immediately prior to the Effective Time and shall become the federal charter and bylaws of the Surviving Corporation.

     Section 7. Termination. This Plan of Merger shall terminate automatically at such time as the Merger Agreement is terminated.

     Section 8. Shareholder and Board Approval. The transactions contemplated by the Merger Agreement and this Plan of Merger shall be ratified and approved by a majority of the shares voting at a meeting of Seller's shareholders held to approve and adopt
                                      2
the Merger Agreement. This Plan of Merger has been approved by the board of directors of each of the Purchaser, Acquisition Corp. and the Seller.

     Section 9. Counterparts. This Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one instrument.

      Section 10. Amendments. This Plan of Merger may be amended by the parties hereto, by or pursuant to action taken by their respective boards of directors, at any time before or after approval hereof by the shareholders of the Seller but, after such approval, no amendment shall be made which reduces the amount or changes the form of the Merger Consideration as provided in Section 1.02 of the Merger Agreement or which in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. This Plan of Merger may not be amended except by an instrument in writing specifically referring to this Section 10 and signed on behalf of each of the parties hereto.

      Section 11. Severability. Any provision of this Plan of Merger which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section 12. Governing Law. This Plan of Merger shall be governed by, and interpreted in accordance with, the laws of the State of New Jersey, without regard to conflicts of laws principles.

     Section 13. Captions and References. The captions contained in this Plan of Merger are for convenience of reference only and do not form a part of this Plan of Merger.

            IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be duly executed as of the date first above written.


                            COLLECTIVE BANCORP, INC.



                                    By:   /s/ Thomas H. Hamilton
                                          Chairman and Chief Executive Officer


                                    CBAC CORP.



                                    By:   /s/ Thomas H. Hamilton
                                          Chairman and Chief Executive Officer


                           CONTINENTAL BANCORPORATION



                                    By:   /s/ William Steinberg
                                William Steinberg
                                          Chairman

EXHIBIT B

                                              STOCK OPTION AGREEMENT



         STOCK OPTION AGREEMENT,  dated as of May 21, 1996,  between  COLLECTIVE
BANCORP,   INC.,   a   Delaware   corporation   ("Grantee"),   and   CONTINENTAL
BANCORPORATION, a New Jersey corporation ("Issuer").

                              W I T N E S S E T H:

         WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Agreement; and

         WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined):

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 956,704 fully paid and nonassessable shares of Issuer's Common Stock, par value $2.00 per share ("Common Stock"), at a price of $4.00, per share; provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than as permitted under the Merger Agreement) at a price less than $4.00 per share (as adjusted pursuant to subsection (b) of Section 5), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"), provided further that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding common shares. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth

         (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date hereof (or any treasury shares held by Issuer have been or are sold after May__, 1996) (other than pursuant to this Agreement or as set forth in the Merger Agreement), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, its equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, a Triggering Event (as hereinafter defined) has occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 30 days following such Triggering Event. Each of the following shall be an Exercise Termination Event:
(i) the Effective Time of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of a Triggering Event; (iii) the passage of 18 months after termination of the Merger Agreement if such termination follows the occurrence of a Triggering Event; or (iv) the passage of 12 months after termination of the Merger Agreement, if such termination is pursuant to Sections 6.01(b), 6.01(e) or 6.01(f) and a Triggering Event shall not have occurred during such time. The "Last Triggering Event" shall mean the last Triggering Event to occur. The term "Holder" shall mean the holder or holders of the Option.

         (b) The term "Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) (a) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or (b) the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any of its subsidiaries ("Issuer Subsidiary"), (y) a purchase, lease or other acquisition representing 10% or more of the consolidated assets of Issuer and its subsidiaries, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any of Issuer Subsidiary;

                  (ii) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or the Board of Directors of Issuer shall have withdrawn or modified, or publicly announced its interest to withdraw or modify, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement;

                  (iii) Any person, other than Grantee, any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock; (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) and the Seller's shareholders shall not approve the

         Merger, or the Seller shall not have called a meeting of shareholders, or Seller shall not have held a meeting of shareholders to vote on the Merger no later than September 30, 1996, or the Seller shall have called a meeting of shareholders or shall have distributed a proxy statement or other solicitation materials in connection with such Acquisition Transaction;

                  (iv) After a proposal is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any representation, warranty, covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined below); or

                  (v) The holders of Issuer Common Stock shall not have approved the Merger Agreement and the transactions contemplated thereby at the meeting of such stockholders held for the purpose of voting on such agreement, or such meeting shall not have been held or shall have been cancelled prior to termination of the Merger Agreement, in each case after it shall have been publicly announced that any person (other than Grantee or any affiliate of Grantee or any person acting in concert in any respect with Grantee) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction; or

                  (vi) Issuer's Board of Directors shall not have recommended to the stockholders of Issuer that such stockholders vote in favor of the approval of the Merger Agreement and the transactions contemplated thereby or shall have withdrawn or modified such recommendation in a manner adverse to Grantee.

         (c) Issuer shall notify Grantee promptly in writing of the occurrence of a Triggering Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

         (d) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if the closing of the purchase and sale pursuant to the Option (the "Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further, without limiting the foregoing, that if prior notification to or approval of the FDIC or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. Notwithstanding this subsection (e), in no event shall any Closing Date be more than 18 months after the related Notice Date, and if the Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, the exercise of the Option effected on the Notice Date shall be deemed to have expired. In the event (i) Grantee receives official notice that an approval of the FDIC, Federal Reserve Board or any other regulatory authority required for the purchase of Option Shares (as hereinafter defined) would not be issued or granted, (ii) a Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval or
(iii) Holder shall have the right pursuant to the last sentence of Section 7 to exercise the Option, Grantee shall nevertheless be entitled to exercise its right as set forth in Section 7 and, Grantee or Holder shall be entitled to exercise the Option in connection with the resale of Issuer Common Stock or other securities pursuant to a registration statement as provided in Section 6.

         (e) At the Closing referred to in subsection (d) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

         (f) At such Closing, simultaneously with the delivery of immediately available funds as provided in subsection (e) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

         (g) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

         "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."


It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

         (h) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (d) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder or the Issuer shall have failed or refused to designate the bank account described in subsection (e) of this Section 2. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

         (i) Notwithstanding anything to the contrary contained in this Agreement, the Issuer shall not be obligated to issue shares of common stock upon the exercise of the Option (i) in the absence of any required governmental or regulatory approval or consent necessary for the Issuer to issue shares or for the Grantee to exercise the Option, (ii) in the event the Grantee is in material breach of its representations, warranties, covenants or obligations under the Merger Agreement or (iii) so long as any injunction or decree or ruling issued by a court of competent jurisdiction is in effect which prohibits the sale or delivery of the common stock.

         3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock (and other securities issuable pursuant to Section 5(a)) so that the Option may be exercised without additional authorization of Common Stock (or such other securities) after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock (or such other securities); (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. 18a and regulations promulgated thereunder and (y) in the event the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the FDIC or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the FDIC or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and the Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

         4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.

         5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 5.

                  (a) In the event of any change in Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted so that Grantee shall receive upon exercise of the Option and payment of the aggregate Option Price hereunder the number and class of shares or other securities or property that Grantee would have received in respect of Common Stock if the Option had been exercised in full immediately prior to such event, or the record date therefor, as applicable.

                  (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

         6. (a) Upon the occurrence of a Triggering Event that occurs prior to an Exercise Termination Event (or as otherwise provided in the last sentence of
Section 2(e)), Issuer shall, at the request of Grantee delivered within 30 days after such Triggering Event (or such trigger date as is provided in the last sentence of Section 2(e)) (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the Securities Act covering any shares issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee for a period of 18 months following such first request shall have the right to demand a second such registration if reasonably necessary to effect such sales or dispositions. Holder shall not be obligated to pay, liable for or otherwise bear any payments, fees or expenses associated with any registration contemplated by this Section 6, all of which such payments, fees or expenses shall be borne by the Issuer. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur (and such registration shall not be charged against the Holder). Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Holder shall not obligated to pay, liable for or otherwise bear any payments, fees or expenses associated with any registration contemplated by this
Section 6, all of which such payments, fees or expenses shall be borne by the Issuer.

                  (b) The Issuer will indemnify and hold harmless Grantee, any underwriter (as defined in the Securities Act) for Grantee, and each person, if any, who controls Grantee or such underwriter (within the meaning of the Securities Act) from and against any and all loss, damage, liability, cost and expense to which Grantee or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses arise out of or are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Grantee, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

         7. (a) Upon the occurrence of a Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of the Holder, delivered within 30 days after such occurrence (or such later period as provided in
Section 8 or the last sentence of Section 2(e)), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 30 days after such occurrence (or such later period as provided in Section 8), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the highest price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the highest price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the average of the Closing Price of the Common Stock of Issuer for the ten days preceding the Triggering Event. In determining the market/offer price, the value of consideration other than cash, to the extent consideration other than cash is accepted by the Holder or the Owner, shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be.

                  (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from delivering.

                  (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection
(c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30 day period.

         8. The 30-day period for exercise of certain rights under Sections 2, 6, 7, and 11 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods provided such approvals are obtained within 9 months of the submission of an application by the Holder or Grantee; and (ii) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise.

         9.  Issuer hereby represents and warrants to Grantee as follows:

         (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. This Agreement is the valid and legally binding obligation of Issuer, enforceable against Issuer in accordance with its terms.

         (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

         (c) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provisions of the Certificate of Incorporation or by-laws of Issuer or any Subsidiary of Issuer or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any Subsidiary of Issuer or their respective properties or assets which Violation would have a Material Adverse Effect on Issuer.

         (d)  Issuer   reaffirms   with  respect  to  this   Agreement  and  the
transactions contemplated hereby the representations and warranties contained in
Section 2.01 of the Merger Agreement.


         10.      Grantee hereby represents and warrants to Issuer as follows:

                  (a)      Grantee  has  all  requisite   corporate   power  and
                           authority to enter into this Option Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Grantee. This Agreement has been duly executed and delivered by Grantee.

                  (b) This Option is not being and any shares or other securities acquired by Grantee upon exercise of the Option will not be acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in compliance with the Securities Act.

         11. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 30 days following such subsequent Triggering Event (or such later period as provided in Section 8).

         12. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Federal Deposit Insurance Corporation for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

         13. Notwithstanding anything to the contrary herein, in the event that the Holder or Owner or any Related Person thereof is a person making without the prior written consent of Issuer an offer or proposal to engage in an Acquisition Transaction (other than the transaction contemplated by the Merger Agreement), then (i) in the case of a Holder or any Related Person thereof, the Option held by it shall immediately terminate and be of no further force or effect, and (ii) in the case of an Owner or any Related Person thereof, the Option Shares held by it shall be immediately repurchasable by Issuer at the Option Price. A Related Person of a Holder or Owner means any Affiliate (as defined in Rule 12b-2 of the rules and regulations under the Exchange Act) of the Holder or Owner and any person that is the beneficial owner of 20% or more of the voting power of the Holder or Owner, as the case may be.

         14. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

         15. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

         16. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

         17. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         18. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         19. Except as otherwise expressly provided herein or in the Merger Agreement, the Issuer shall bear and pay all costs and expenses incurred by it or the Grantee, Holder or Owner or on their behalf in connection with the transactions contemplated hereunder, including fees and expenses of their own financial consultants, investment bankers, accountants and counsel.

         20. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modifiedd, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         21. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.


         IN  WITNESS   WHEREOF,   Collective   Bancorp,   Inc.  and  Continental
Bancorporation have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

[Signatures are on the following page.]

                            COLLECTIVE BANCORP, INC.



                                    By:      /s/ Thomas H. Hamilton
                                                 Thomas H. Hamilton
                                          Chairman and Chief Executive Officer



                           CONTINENTAL BANCORPORATION

                                    By:      /s/ William Steinberg
                                                 William Steinberg
                                                     Chairman